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                                 Exhibit 99.1

  eGain to Acquire Inference Corporation to Expand Technology Leadership and
        Distribution in Global Customer Relationship Management Market

     Acquisition Builds on eGain's Strength in Web-Based, Multi-Channel Customer Communications; Adds Proven Knowledge Management Expertise and Global Reach

     SUNNYVALE, Calif. (March 16, 2000) - eGain Communications Corp. (Nasdaq:
EGAN) and Inference Corp. (Nasdaq: INFR), two companies at the forefront in customer relationship management (CRM) for the Internet Age, today announced a definitive agreement under which eGain will acquire Inference in exchange for common stock. The acquisition brings together eGain's strength in Web-based, multi-channel customer communications with Inference's powerful customer profiling and contact center support capabilities.

     The acquisition represents another important step in eGain's strategy to extend its leadership in building customer-centric interactive enterprises for Global 2000 and emerging dot.com businesses. As a result of the acquisition, eGain will more than double the size of its global sales, integration and development organization and customer base. It will also significantly expand its European business, and add critical new product and technology components to its powerful platform for customer communications and interaction.

     The merger, which will be accounted for as a purchase transaction, is valued at approximately $78.6 million based on the average closing price of eGain's common stock over the 20 trading days ending on March 15, 2000. Under the terms of the agreement, Inference shareholders will receive 0.1865 shares of eGain common stock for each share of Inference common stock. This exchange ratio is subject to adjustment if the average closing price of eGain's common stock is above or below specified ranges. Upon completion, Inference stockholders will own approximately 5.5 percent of eGain's fully diluted common stock. The merger is subject to Inference stockholder and government regulatory approvals and is expected to be completed within the next 90 days.

     "eGain and Inference address one the most vital markets in eBusiness-creating the Web-based infrastructure for 21st Century customer-centric enterprises," said Ashutosh Roy, chairman and chief executive officer of eGain. "This merger will take our solution set and customers to the next level of customer interaction. By integrating Inference's knowledge management technologies with our entire product line- including e-mail, live Web, telephone, voice-over IP and self-service solutions- eGain can deliver a more relevant and rewarding experience at every touch point with the customer."

     According to International Data Corporation (IDC), the global customer call center service market will more than double by 2003, reaching an estimated $58.6 billion, including consulting, service and outsourcing. In addition, IDC estimates spending for e-support solutions will jump dramatically from under $2 billion in 1998 to over $14 billion in 2003. IDC defines e-support solutions as Internet-based tools and services that are designed to deliver customer care for any client, anywhere at anytime.

     "The Inference purchase propels eGain into the international marketplace and increases its e-services market share," said Donna Fluss, GartnerGroup analyst, Customer Service and Support Strategies.

     Known for its expertise in knowledge management technology to improve the performance of customer contact centers and Web-to-customer interactions, Inference helps more than 250 companies around the world deliver a more personalized, relevant and intimate customer facing experience through the sales, service and support lifecycle. eGain and Inference already have forged a strong technology and marketing partnership, which includes the integration and marketing of eGain Mail, the company's award-
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winning email management system, with Inference's k-Commerce Support product suite. The two companies have common customers around the world including AOL, Thomson Consumer Electronics (RCA.com), 3Com, Sykes, the Italian Post Office and the two largest Internet banks in the United Kingdom.

     "This is a market-driven winning combination. Many of our customers have experienced the strong value proposition of our combined solution set and, in fact, have asked for this merger," said Gunjan Sinha, president of eGain. "The union provides critical mass in employees and customers, and strengthens our distribution worldwide."

     "The combination of our two companies will help bring contact centers into the Internet Age," said Charles W. Jepson, president and CEO of Inference Corporation. "No other company brings together such a comprehensive suite of communication channel solutions with the proven ability to profile customers in real time. The result will be more effective customer communications, whether it's through an automated Web-based response or an assisted e-mail or telephone call center interaction."

     Keith Jenkins, senior vice president of member services, America Online, Inc., said, "We enjoy a positive working relationship with both Inference and eGain, and we're excited about the synergies that will result from their merger. This new combination of innovative companies will help provide a single focus as we continue to bring our more than 21 million members the best possible customer service and support."

     The combination of the two Bay area companies will create a global organization with sales and services in over 18 countries. eGain now serves 450 customers with over 500 employees, and has 30 sales offices, including over a dozen distributors.

     About Inference Corporation

     Inference Corporation (NASDAQ: INFR) is a leading provider of software and services that deliver personalized one-to-one sales, service and support over the Web. Its k-Commerce(TM) Sales e-merchandising software helps e-tailers know their Web visitors, anticipate their needs and target offers to turn lookers into buyers. In addition, k-Commerce(TM) Support Enterprise, the company's e-service and support product, guides customers to solutions through an easy exchange of questions and answers regardless of how they contact you. Both products ensure a highly personalized customer experience to build long-term customer relationships.

     Headquartered in the San Francisco Bay Area, with international headquarters near London, England, Inference supports its customers from offices throughout North America and Europe through a global professional services organization. For further information, contact Inference at 415-893-7200, send an e-mail to info@inference.com or visit our website.
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     About eGain Communications Corp.

     eGain (Nasdaq:EGAN) is a leading provider of integrated, multi-channel e-customer communications solutions. To help businesses deliver a superior customer experience and establish profitable, long-term customer relationships, eGain offers licensed and hosted applications for email management, interactive Web and voice collaboration, intelligent self-help agents, and proactive online marketing. Built using a Web-native architecture, the eGain platform provides robust scalability, global access, diverse integration, and rapid deployment. Based in Sunnyvale, California, with offices worldwide, eGain has over 200 customers, including AOL, CNBC, 3Com, Home Depot, Wallgreens, GTE, Real Networks and USWeb/CKS. For more information about eGain, please visit http://www.egain.com, or call the company's offices - US: (888) 603-4246,
London: +44 (0) 118 988 0266, Sydney: 612-8923-2661.

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     Cautionary Note Regarding Forward-looking Statements under the Private
Securities Litigation Reform Act of 1995: Statements in this press release that involve eGain and Inference's expectations, hopes, plans, intentions, or strategies regarding the future are forward-looking statements based on current management expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include but are not limited to: the possibility that the merger may not be consummated due to failure to obtain timely regulatory and shareholder approval or some other reason; the ability to integrate the two businesses successfully after the transaction is complete; and the ability of the combined business to compete successfully. For a more extensive list of those risks, we refer you to the risk factors listed on the proxy statement/prospectus to be filed with the SEC in connection with the merger.

     Additional Information and Where to find It eGain plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and eGain and Inference expect to mail a Proxy Statement/Prospectus to Inference stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about eGain, Inference, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from eGain by accessing the Investor Relations portion of eGain's website at www.egain.com or by sending a request to eGain Communications Corp., 455 W. Maude Ave., Sunnyvale, CA 94086, attention:
Investor Relations, telephone: 408-212-3400, or from Inference by accessing the Investor Relations portion of Inference's website at www.inference.com or by sending a written request to Inference Corp., 100 Rowland Way, Novato, CA 94945, attention: Investor Relations, telephone: 415-893-7200.

     The Inference logo, k-Commerce and the k-Commerce logo are trademarks of Inference Corporation in the United States and other countries.

     eGain, eGain Mail, eGain Live, eGain Voice, eGain Campaign, eGain Inform, eGain Assistant and eGain Hosted Network are trademarks of eGain Communications Corporation.

     All other company names and products are trademarks or registered trademarks of their respective companies.

     For information regarding the conference call schedule, visit www.egain.com.

     Media Contact:

     Paula Contos Dunne
     Neale-May & Partners
     650-328-5555 x 113
     408-229-7721 pager
     pdunne@nealemay.com
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     Investor Contact:
     Michele LaGrone
     Financial Relations Board
     415-296-2258
     mlaqrone@FRB.BSMG.com
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     Company Contacts:
     Robin McDavid
     eGain Communications Corp.
     408-212-3365

     rmcdavid@egain.com
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     Nobby Akiha
     Inference Corporation
     415-893-7210
     nobby.akiha@inference.com
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